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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73924) pertaining to the 1991 Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-18907) pertaining to the 1996 Employee Incentive Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-78795) pertaining to the 1998 Employee Incentive Stock Option Plan, of our report dated August 9, 2000, with respect to the consolidated financial statements and schedule of Misonix, Inc. included in its Annual Report (Form 10-K/A) for the year ended June 30, 2000.

                                                           /s/Ernst & Young, LLP

Melville, New York
June 14, 2001